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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 1, 1999, except as to the last paragraph of Note 1 which is as of December 20, 2000, relating to the financial statements of Xcyte Therapies, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Portland, Oregon
December 20, 2000